Exhibit 32
                                                                      ----------

                                 CERTIFICATIONS

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Union Community Bancorp.

Signed this 7th day of November 2003.




/s/ J. Lee Walden                      /s/ Alan L. Grimble
-------------------------------        -----------------------------------------
J. Lee Walden                          Alan L. Grimble
Chief Financial Officer                Chief Executive Officer







A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Union Community Bancorp and will be retained by Union Community Bancorp and furnished to the Securities and Exchange Commission or its staff upon request